Filed pursuant to Rule 424(b)(3)
Registration File No. 333-141303
Prospectus Supplement
(To prospectus dated March 14, 2007)
Delta Petroleum Corporation
263,158 shares
Common Stock
     This Prospectus Supplement supplements information contained in the Prospectus dated March 14, 2007, under the caption “Selling Stockholders”. This Prospectus relates to the potential offer and sale from time to time of up to 263,158 shares of common stock of Delta Petroleum Corporation by a certain stockholder of Delta Petroleum Corporation. This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus dated March 14, 2007, including any supplements or amendments to such Prospectus.
     The table below reflects the following transaction:
     The transfer by Edward Mike Davis, who is no longer a Selling Stockholder, of 263,158 shares of common stock of Delta Petroleum Corporation to the following entity, which will become a Selling Stockholder:

	Shares			Shares
	Beneficially Owned			Beneficially Owned
	Prior to the Offering			After the Offering(1)
		Percent of	Shares Offered		Percent of
Selling Stockholder	Number	Class (2)	Hereby	Number	Class (2)

Edward Mike Davis LLC	263,158	*	263,158	0	*
Total	263,158	*	263,158	0	*

*	less than 1%

(1)	Assumes that the Selling Stockholder named herein will sell all of its shares of common stock offered pursuant to this prospectus supplement. We cannot assure you that the Selling Stockholder named herein will sell all or any of these shares.

(2)	Percentage ownership calculations are based on 102,941,926 shares of common stock outstanding as of March 10, 2008.

     SEE “RISK FACTORS” IN THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN AN INVESTMENT IN SECURITIES OF DELTA PETROLEUM CORPORATION.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is March 19, 2008.